Exhibit (a)(1)(iii)
Letter of Transmittal
Regarding Shares in Nuveen Churchill Private Capital Income Fund
Tendered Pursuant to the Offer to Purchase
Dated November 28, 2025

The Offer and withdrawal rights will expire on December 29, 2025 and this Letter of Transmittal must be received by
the Fund’s Transfer Agent, either by mail or by e-mail, by 11:59 p.m.,
Eastern Time, on December 29, 2025, unless the Offer is extended

Complete this Letter of Transmittal and follow the Transmittal
Instructions included herein

Dear Shareholders:

The undersigned hereby tenders to Nuveen Churchill Private Capital Income Fund, a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”), and is organized as a Delaware statutory trust (the “Fund”), the shares of beneficial interest in the Fund (the “Shares”) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated November 28, 2025 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the Shares or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares or portions thereof tendered hereby.

The undersigned understands that acceptance of Shares by the Fund for payment will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer. The undersigned understands that the payment of the purchase price (as set forth in the Offer to Purchase) for the Shares accepted for purchase by the Fund will be made by the Fund promptly in the form of a non-transferrable, non-interest bearing promissory note (a “Note”) following the expiration of the Offer. The undersigned acknowledges that SS&C GIDS, Inc., the Fund’s transfer agent, will hold the Note on behalf of the undersigned. Following the determination of the purchase price, payment of the purchase price for the Shares tendered by the undersigned will be made on behalf of the Fund by check or wire transfer to the account identified by the undersigned below.

If the undersigned participates in the Fund’s distribution reinvestment plan, the undersigned will continue to participate in the distribution reinvestment plan unless the Fund is otherwise notified by SS&C GIDS, Inc., the distribution reinvestment plan administrator. Notwithstanding the foregoing, if the undersigned tenders all of their Shares in the Offer (whether or not the Fund accepts all such Shares for payment pursuant to the Offer), the undersigned’s participation in the distribution reinvestment plan will automatically cease with respect to distributions scheduled to be paid after the Expiration Date.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

VALUATION DATE: December 31, 2025

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), December 29, 2025

PARTS 1, 2, 3, 4, AND 5 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST

If You Invest In The Fund Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As The Letter of Transmittal Must Ultimately Be Received By The Fund’s Transfer Agent No Later Than 11:59 p.m. (Eastern Time) On The Expiration Date.

PLEASE SEND COMPLETED FORMS TO YOUR FINANCIAL ADVISOR / PORTFOLIO MANAGER

PART 1 - NAME (AS IT APPEARS ON YOUR NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND STATEMENT) AND CONTACT INFORMATION

Fund Name:
Fund Account #:
Account Name/Registration:
Share Class:
Address:
City, State, Zip:
Telephone Number:
Email Address:
Financial Intermediary Firm Name:
Financial Intermediary Account #:
Financial Advisor Name:
Financial Advisor Telephone #:

PART 2 - REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares.

Full Repurchase

Partial Repurchase* of ____# Class I Shares (please only provide a number of Shares, not a dollar amount)

Partial Repurchase* of ____# Class S Shares (please only provide a number of Shares, not a dollar amount)

Partial Repurchase* of ____# Class D Shares (please only provide a number of Shares, not a dollar amount)

*	If the requested partial repurchase would put the account balance below the required minimum balance, the Fund may reduce the amount to be repurchased such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

Change request to Full Repurchase if amount requested to be repurchased would need to be reduced to maintain minimum account balance

PART 3 - REPURCHASE TYPE (Check one, required)

Normal	Death	Disability	Divorce

OTHER TENDER OFFER CONSIDERATIONS
(select only one)

Our share repurchase plan contains limitations on the number of shares that can be repurchased under the share repurchase plan during any quarter. In addition to these limitations, we cannot guarantee that we will have sufficient funds to accommodate all repurchase requests made in any applicable repurchase period and we may elect to repurchase fewer shares than have been requested in any particular quarter, or none at all. If the number of shares subject to repurchase requests exceeds the then applicable limitations, or if we otherwise do not make all requested repurchases, each shareholder’s request will be reduced on a pro rata basis. If repurchase requests are reduced on a pro rata basis, you may elect (at the time of your repurchase request) to either withdraw your entire request for repurchase or have your request honored on a pro-rata basis. If you wish to have the remainder of your initial request repurchased, you must submit a new repurchase request, in the next repurchase period, for the remaining amount. Please select one of the following options below. If an option is not selected, your repurchase request will be processed on a pro-rata basis, if needed.

Process my repurchase request on a pro-rata basis.

Withdraw (do not process) my entire repurchase request if amount will be reduced on a pro-rata basis.
As set forth in the Fund’s prospectus dated August 18, 2025, as amended and/or supplemented from time to time (the “Prospectus”), there is a limit (the “Fee Cap”) on the aggregate amount of total upfront selling commissions, intermediary manager fees and shareholder servicing and/or distribution fees (the “Fees”) that can be charged to you while you hold your Fund investment in Class D or Class S Shares. The Fee Cap is a percentage of the gross proceeds of your Fund investment as described in the Prospectus. Once the Fee Cap has been met, you will no longer be charged the Fees, and your Class D or Class S Shares, as applicable, will convert into Class I Shares without any action required on your part. Please see the section entitled “Plan of Distribution” in the Prospectus for additional details. By signing below, you acknowledge and agree that you are aware of the Fee Cap and that you have taken the Fee Cap into consideration in determining whether to repurchase some or all of your interests in the Fund.

PART 4 - COST BASIS SELECTION (Select only one)

U.S. federal income tax information reporting rules generally apply to certain transactions in our shares. Where they apply, the “cost basis” calculated for the shares involved will be reported to the Internal Revenue Service and to you. Generally these rules apply to our shares, including those purchased through our distribution reinvestment plan. You should consult your own tax advisor regarding the consequences of these rules and your cost basis reporting options.
Indicate below the cost basis method you would like us to apply.

IMPORTANT: If an option is not selected, your cost basis will be calculated using the FIFO method.

FIFO (First - In / First Out)
LIFO (Last - In / First Out) Consult your tax advisor to determine whether this method is available to you.
Specific Lots
If you have selected “Specific Lots,” please identify the lots below:

Date of Purchase:	Amount of Purchase:

Date of Purchase:	Amount of Purchase:

Date of Purchase:	Amount of Purchase:

PART 5 - PAYMENT

Payments will be directed back to the account from which your subscription funds were debited. Contact your financial intermediary or account manager if you have any questions.

PART 6 - SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Prospectus and the Offer to Purchase dated November 28, 2025 (the “Offer to Purchase”) and all capitalized terms used herein have the meaning as defined in the Prospectus. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Custodian	Date